EXHIBIT 4.2

Execution Version

FOURTH SUPPLEMENTAL INDENTURE

Dated as of January 20, 2015

Between

AMERICAN MEDIA, INC.

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

(as successor by merger to WILMINGTON TRUST FSB),

as Trustee and Collateral Agent

to the

INDENTURE

Dated as of December 22, 2010

Among

AMERICAN MEDIA, INC.,

THE GUARANTORS NAMED THEREIN

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

(as successor by merger to WILMINGTON TRUST FSB),

as Trustee and Collateral Agent

13½% SECOND LIEN SENIOR SECURED NOTES DUE 2018

FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of January 20, 2015, by and between AMERICAN MEDIA, INC., a Delaware corporation (the “Issuer”), and WILMINGTON TRUST, NATIONAL ASSOCIATION (as successor by merger to WILMINGTON TRUST FSB), as trustee and collateral agent under the indenture referred to below (collectively in such capacities, the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Issuer and the subsidiary guarantors named therein (the “Guarantors”), have heretofore executed and delivered to the Trustee an indenture, dated as of December 22, 2010, providing for the initial issuance of $104,889,262 aggregate principal amount of 13½% Second Lien Senior Secured Notes due 2018 (the “Notes”), as amended by the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture (the “Indenture”);

WHEREAS, the Issuer has entered into an Exchange Agreement, dated as of January 5, 2015 (the “Exchange Agreement”) with certain investors of the Issuer (collectively, the “Investors”) with terms as set forth in the Current Report on Form 8-K filed with the SEC on January 6, 2015, pursuant to which, among other things, the Investors will exchange $32,000,000 in aggregate principal amount of the Issuer’s 11½% First Lien Senior Secured Notes due 2017 for $39,024,390 aggregate principal amount of the Issuer’s 7.000% Second Lien Senior Secured Notes due 2020 (such transactions contemplated by the Exchange Agreement, the “Exchange Transactions”);

WHERAS, in connection with the Exchange Transactions, the Issuer wishes to amend the Indenture with this Supplemental Indenture;

WHEREAS, pursuant to Section 9.01(5) of the Indenture, the Issuer and the Trustee are authorized to execute and deliver this Supplemental Indenture without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree as follows:

(1)           Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2)           Amendments to Indenture.

(a)           The following definitions are hereby added to Section 1.01 of the Indenture in proper alphabetical order:

““Fourth Supplemental Indenture” means the Fourth Supplemental Indenture to the Indenture, dated as of January 20, 2015, by and between the Issuer, the Collateral Agent and the Trustee.”

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““Intercreditor Agreement” means (i) the Second Lien Intercreditor Agreement dated on or about the Issue Date among the Collateral Agent, the First Lien Collateral Agent, the collateral agent in respect of the Credit Agreement, the Issuer and each Guarantor, as such agreement may be amended, restated, supplemented or otherwise modified from time to time and (ii) the Pari Second Lien Intercreditor Agreement.”

““New Second Lien Indenture” means the indenture in respect of the New Second Lien Notes, dated as of January 20, 2015, by and among the Issuer and the New Second Lien Trustee, as amended or supplemented from time to time.”

““New Second Lien Notes” means the Issuer’s Second Lien Senior Secured Notes due 2020 issued pursuant to the New Second Lien Indenture.”

““New Second Lien Trustee” means Wilmington Trust, National Association, as trustee for the holders of New Second Lien Notes.”

““Pari Second Lien Intercreditor Agreement” means the intercreditor agreement, dated on or about January 20, 2015, by and among the Trustee, the Collateral Agent and Wilmington Trust, National Association, as the New Second Lien Trustee and collateral agent, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.”

(b)           Clause (17) of the definition of “Permitted Liens” in Section 1.01 of the Indenture is hereby amended by deleting such clause in its entirety and replacing it with the following:

“(17)           Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8) and (9) and the succeeding clause (33) (provided, that, with respect to Liens incurred to refinance Liens under clause (33), the Lien pursuant to such refinancing shall have the same or lower relative priority as the Lien being refinanced; provided, further, that, any such refinancing with Liens with the same priority as the Notes shall be subject to the Pari Second Lien Intercreditor Agreement); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under the foregoing clauses (6), (7), (8), (9) and (33) at the time the original Lien became a Permitted Lien under this Indenture, and (ii) an amount necessary to pay any accrued interest and fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;”

(3)           Execution and Delivery.  Except as expressly amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and

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every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby and all terms and conditions of both shall be read together as though they constitute a single instrument, except that in the case of conflict, the provisions of this Supplemental Indenture shall control.

(4)           Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(5)           Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

(6)           Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

(7)           The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer.

(8)           Severability.  If and to the extent that any provision in this Supplemental Indenture shall be held invalid, illegal or unenforceable, the validity, legality, enforceability and approval of the remaining provisions shall not in any way be affected or impaired thereby, to the extent permitted by applicable law.

[Signature Pages to Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

AMERICAN MEDIA, INC.

By:	/s/ Christopher V. Polimeni
	Name:	Christopher V. Polimeni
	Title:	Executive Vice President, Chief
Financial Officer and Treasurer

[Signature Page to Fourth Supplemental Indenture (Second Lien Indenture)]

WILMINGTON TRUST, NATIONAL ASSOCIATION (as successor by merger to WILMINGTON TRUST FSB), as Trustee and Collateral Agent

By:	/s/ Jane Schweiger
	Name:	Jane Schweiger
	Title:	Vice President

[Signature Page to Fourth Supplemental Indenture (Second Lien Indenture)]